Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Burlington Industries, Inc. Award Agreement dated June 1, 2000 of our reports dated October 28, 1999, with respect to the consolidated financial statements of Burlington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 2, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



Greensboro, North Carolina                           /s/ Ernst & Young LLP
June 5, 2000